                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                     0-11936

          Date of Report (Date of earliest event reported): May 6, 2002



                           LAFARGE NORTH AMERICA INC.



                            Incorporated in Maryland

                        12950 Worldgate Drive, Suite 500
                             Herndon, Virginia 20170
                                 (703) 480-3600

                  I.R.S. Employer Identification No. 58-1290226

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On May 6, 2002, Lafarge North America Inc. ("Lafarge") decided to dismiss its independent auditors, Arthur Andersen LLP ("Arthur Andersen"), and to engage Ernst & Young LLP to serve as its new independent auditors for the fiscal year ended December 31, 2002. The change in auditors became effective May 15, 2002 upon the filing of Lafarge's Form 10-Q for the quarter ended March 31, 2002 with the U.S. Securities and Exchange Commission. This decision was recommended by Lafarge's Audit Committee and approved by Lafarge's Board of Directors.

        Arthur Andersen's reports on Lafarge's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the effective date of Arthur Andersen's dismissal, there were no disagreements between Lafarge and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Lafarge has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 15, 2002, stating its agreement with such statements.

        During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, neither Lafarge nor anyone acting on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lafarge's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    Exhibits.

               Exhibit Number       Description
               --------------       -----------

                     16 Letter from Arthur Andersen LLP regarding change in certifying accountant

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                               LAFARGE NORTH AMERICA INC.


                                               By: /s/ Larry J. Waisanen
                                                   -------------------------
                                                   Larry J. Waisanen
                                                   Executive Vice President and
                                                   Chief Financial Officer

Date:  May 16, 2002